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                                                                      EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 26, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Nathan's Famous, Inc. and subsidiaries on Form 10-K for the year ended March 28, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nathan's Famous, Inc. on Forms S-8 (Registration Nos. 33-72066, 33-89442, 33-93396, 333-86043, 333-86195, 333-92995, 333-82760 and
333-101355).

GRANT THORNTON LLP

Melville, New York
May 26, 2004